PURCHASE, SALE AND CONTRIBUTION AGREEMENT


                           Dated as of August 15, 2002


                                      among


                          THE ORIGINATORS NAMED HEREIN,


                           FOSTER WHEELER FUNDING LLC


                                       and


                  FOSTER WHEELER CAPITAL & FINANCE CORPORATION


                             as the initial Servicer




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                                TABLE OF CONTENTS

                                                                                             PAGE

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Article I AGREEMENT TO PURCHASE, SELL AND CONTRIBUTE.........................................6

      Section 1.1            Agreement To Purchase, Sell and Contribute......................6
      Section 1.2            Timing of Purchases and Contributions...........................6
      Section 1.3            Consideration for Purchases.....................................7
      Section 1.4            Purchase and Sale Termination Date..............................7
      Section 1.5            Intention of the Parties........................................7

Article II Reporting ........................................................................7

      Section 2.1            Purchase Report.................................................7

Article III CONTRIBUTION AND PAYMENT OF PURCHASE PRICE.......................................8

      Section 3.1            Initial Purchase Price Payment; Contribution....................8
      Section 3.2            Subsequent Purchase Price Payments; Subsequent Contributions....8
      Section 3.3            Settlement as to Specific Receivables and Dilution..............9

Article IV CONDITIONS OF PURCHASES..........................................................11

      Section 4.1            Conditions Precedent (or Concurrent) to Initial Purchase.......11
      Section 4.2            Certification as to Representations and Warranties.............12

Article V REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS.................................13

      Section 5.1            Organization and Good Standing.................................13
      Section 5.2            Due Qualification..............................................13
      Section 5.3            Power and Authority; Due Authorization.........................13
      Section 5.4            Valid Sale; Binding Obligations................................13
      Section 5.5            No Violation...................................................13
      Section 5.6            Proceedings....................................................14
      Section 5.7            Bulk Sales Acts................................................14
      Section 5.8            Government Approvals...........................................14
      Section 5.9            Financial Condition............................................14
      Section 5.10           Licenses and Contingent Liabilities............................14
      Section 5.11           Margin Regulations.............................................14
      Section 5.12           Quality of Title...............................................14
      Section 5.13           Accuracy of Information........................................15
      Section 5.14           Offices........................................................15
      Section 5.15           Trade Names....................................................15
      Section 5.16           Taxes..........................................................15
      Section 5.17           Compliance with Applicable Laws................................16



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      Section 5.18           Reliance on Separate Legal Identity............................16

Article VI COVENANTS OF THE ORIGINATORS.....................................................16

      Section 6.1            Affirmative Covenants..........................................16
      Section 6.2            Reporting Requirements.........................................17
      Section 6.3            Negative Covenants.............................................18
      Section 6.4            Cash Management Banks..........................................18
      Section 6.5            Accounting for Purchases.......................................18
      Section 6.6            Transaction Documents..........................................19

Article VII ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE RECEIVABLES.................19

      Section 7.1            Rights of the Company..........................................19
      Section 7.2            Responsibilities of Each Originator............................19
      Section 7.3            Further Action Evidencing Purchases............................20
      Section 7.4            Application of Collections.....................................20

Article VIII PURCHASE AND SALE TERMINATION EVENTS...........................................20

      Section 8.1            Purchase and Sale Termination Events...........................20
      Section 8.2            Remedies.......................................................21

Article IX INDEMNIFICATION..................................................................22

      Section 9.1            Indemnities by the Originators.................................22

Article X MISCELLANEOUS ....................................................................23

      Section 10.1           Amendments, etc................................................23
      Section 10.2           Notices, etc...................................................24
      Section 10.3           No Waiver; Cumulative Remedies.................................24
      Section 10.4           Binding Effect; Assignability..................................24
      Section 10.5           Governing Law..................................................24
      Section 10.6           Costs, Expenses and Taxes......................................25
      Section 10.7           Submission to Jurisdiction.....................................25
      Section 10.8           Waiver of Jury Trial...........................................25
      Section 10.9           Captions and Cross References; Incorporation by Reference......26
      Section 10.10          Execution in Counterparts......................................26
      Section 10.11          Acknowledgment and Agreement...................................26
      Section 10.12          Additional Originators.........................................26

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EXHIBIT A - Form of Purchase Report

EXHIBIT B - Form of Company Note

EXHIBIT C - Form of Originator Assignment Certificate

EXHIBIT D - Office Locations / Jurisdiction of Incorporation

EXHIBIT E - Trade Names



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                    PURCHASE, SALE AND CONTRIBUTION AGREEMENT


           THIS PURCHASE, SALE AND CONTRIBUTION AGREEMENT (this "AGREEMENT"), dated as of August 15, 2002, is among FOSTER WHEELER CAPITAL & FINANCE CORPORATION, a Delaware corporation ("FOSTER WHEELER CAPITAL"), as the initial Servicer (in such capacity, the "Servicer"), FOSTER WHEELER CONSTRUCTORS, INC. ("CONSTRUCTORS"), a Delaware corporation, FOSTER WHEELER ENERGY CORPORATION ("ENERGY"), a Delaware corporation, FOSTER WHEELER USA CORPORATION ("USA"), a Delaware corporation, FOSTER WHEELER POWER GROUP, INC. ("POWER"), a Delaware corporation, FOSTER WHEELER ZACK, INC. ("ZACK"), a Delaware corporation, FOSTER WHEELER ENERGY SERVICES, INC. ("ENERGY SERVICES"), a California corporation, (Constructors, Energy, USA, Power, Zack and Energy Services and the originators described in SECTION 10.12 are herein collectively called the "ORIGINATORS" and individually called an "Originator"), and FOSTER WHEELER FUNDING LLC, a Delaware limited liability company (the "COMPANY").

                                   DEFINITIONS

           As used in this Agreement, the following terms shall have the following meanings:

           "ADVERSE CLAIM" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of the Company or the Agent shall not constitute an Adverse Claim.

           "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

           "CASH MANAGEMENT ACCOUNT" has the meaning given to it in the Loan and Security Agreement.

           "CASH MANAGEMENT BANK" has the meaning given to it in the Loan and Security Agreement.

           "CLOSING DATE" has the meaning given to it in SECTION 1.1.

           "CODE" means the New York Uniform Commercial Code, as in effect from time to time.

           "COLLECTIONS" means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, the Company or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Pool Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon) and (b) all other proceeds of such Pool Receivable.


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           "COMPANY NOTE" has the meaning given to it in SECTION 3.1.

           "CONTRACT" means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

           "CONTRIBUTION AMOUNT" means, with respect to any contributed Receivable, the fair market value, net of assumed liabilities, of the contributed property as agreed to by the Company and the applicable Originator.

           "ELIGIBLE ACCOUNT" means any Receivable that, upon its acquisition by the Company pursuant to this Agreement, will qualify as an "Eligible Account" as such term is defined in the Loan and Security Agreement.

           "INELIGIBLE ACCOUNT" means any Receivable that, upon its acquisition by the Company pursuant to this Agreement, will not qualify as an Eligible Account.

           "MARKET VALUE" means, with respect to any Receivable and the Related Rights, 99% of the Outstanding Balance of such Receivable.

           "MATERIAL ADVERSE EFFECT" means, relative to any Person with respect to any event or circumstance, a material adverse effect on:

           (a) the assets, operations, business or financial condition of such Person,

           (b) the ability of any of such Person to perform its obligations under this Agreement or any other Transaction Document to which it is a party,

           (c) the validity or enforceability of any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Pool Receivables or

           (d) the status, perfection, enforceability or priority of the Company's or the Agent's interest in the Pool Assets.

           "OBLIGOR" means, with respect to a Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

           "ORIGINATOR ASSIGNMENT CERTIFICATE" means each assignment, in substantially the form of EXHIBIT C to this Agreement, evidencing the Company's ownership of the Receivables generated by a particular Originator, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with this Agreement.

           "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof less any available discounts (whether or not they will be taken) and net of customer deposits and unapplied cash remitted.



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           "PAYMENT DATE" means (i) the Closing Date and (ii) each Business Day thereafter that the applicable Originator is open for business.

           "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

           "POOL ASSETS" means (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) all Cash Management Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Cash Management Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Company under this Agreement and (vi) all proceeds of the foregoing.

           "POOL RECEIVABLE" means a Receivable in the Receivables Pool.

           "PURCHASE AND SALE INDEMNIFIED AMOUNTS" has the meaning given to it in SECTION 9.1.

           "PURCHASE AND SALE INDEMNIFIED PARTY" has the meaning given to it in
SECTION 9.1.

           "PURCHASE AND SALE TERMINATION DATE" has the meaning given to it in
SECTION 1.4.

           "PURCHASE AND SALE TERMINATION EVENT" has the meaning given to it in
SECTION 8.1.

           "PURCHASE FACILITY" has the meaning given to it in SECTION 1.1.

           "PURCHASE PRICE" has the meaning given to it in SECTION 3.1.

           "PURCHASE REPORT" has the meaning given to it in SECTION 2.1.

           "RECEIVABLE" means any indebtedness and other obligations owed to any Originator by, or any right of any Originator to payment from or on behalf of, an Obligor, whether constituting an "account," "chattel paper," "instrument" or "general intangible" (as each such term is defined in the Code), arising in connection with the sale of goods or the rendering of services by an Originator, and includes the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

           "RECEIVABLES POOL" means, at any time, all of the then outstanding Receivables purchased by the Company (or received as contributions) pursuant to this Agreement.

           "RELATED RIGHTS" has the meaning given to it in SECTION 1.1.

           "RELATED SECURITY" means, with respect to any Receivable:



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           (a) all of the Company's and the applicable Originator's interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable,

           (b) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto, and

           (c) all of the Company's and the applicable Originator's rights, interests and claims under the Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.

           "SOLVENT" means, with respect to any Person at any time, a condition under which:

           (i) the fair value and present fair saleable value of such Person's total assets is, on the date of determination, greater than such Person's total liabilities (including contingent and unliquidated liabilities) at such time;

           (ii) the fair value and present fair saleable value of such Person's assets is greater than the amount that will be required to pay such Person's probable liability on its existing debts as they become absolute and matured ("DEBTS," for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

           (iii) such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

           (iv) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

For purposes of this definition:

           (A) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

           (B) the "fair value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

           (C) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions; and



                                      -4-
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           (D) the "present fair saleable value" of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm's-length transaction in an existing and not theoretical market.

           "SUBORDINATE NOTE" has the meaning given to it in SECTION 3.1.

           "TRANSACTION DOCUMENT" has the meaning given to it in the Loan and Security Agreement.

           "UNMATURED PURCHASE AND SALE TERMINATION EVENT" means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event (as defined in SECTION 8.1).

           Unless otherwise indicated, certain terms that are capitalized and used throughout this Agreement are defined in the Loan and Security Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "LOAN AND SECURITY AGREEMENT") among the Company, the Lenders set forth therein and Foothill Capital Corporation, in its capacity as Arranger and Administrative Agent (in such capacities, the "Agent"). All references herein to months are to calendar months unless otherwise expressly indicated.

                                   BACKGROUND

           1. The Company is a limited liability company, all of the outstanding interests of which are owned by the Originators. Foster Wheeler Capital is a wholly-owned subsidiary of Foster Wheeler Ltd. ("FWL"). Each Originator is a wholly-owned subsidiary of FWL.

           2. The Originators generate Receivables in the ordinary course of their respective businesses.

           3. The Originators, in order to finance their respective businesses, wish to sell (with respect to all Eligible Accounts) or contribute (with respect to Ineligible Accounts) all of their Receivables to the Company, and the Company is willing, on the terms and subject to the conditions set forth herein, to purchase (with respect to all Eligible Accounts) or accept as capital contributions (with respect to Ineligible Accounts) all of the Receivables from the Originators. The Company intends to finance the purchase of Receivables pursuant to the Loan and Security Agreement.

           4. Each Originator and the Company intends this transaction to be a true sale and contribution of Receivables by each Originator to the Company providing the Company with the full benefits of ownership of the Receivables and each Originator and the Company do not intend the transactions hereunder to be, or for any purpose to be, characterized as a loan from the Company to any Originator.

           NOW, THEREFOR, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:



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                                   Article I

                   AGREEMENT TO PURCHASE, SELL AND CONTRIBUTE

           Section 1.1 AGREEMENT TO PURCHASE, SELL AND CONTRIBUTE. On the terms and subject to the conditions set forth in this Agreement, each Originator, severally and for itself alone, agrees to sell (with respect to Eligible Accounts) or contribute (with respect to Ineligible Accounts) to the Company, and the Company agrees to purchase (with respect to Eligible Accounts) or receive as a capital contribution (with respect to Ineligible Accounts) from such Originator, from time to time on or after the date hereof (the "Closing Date"), but before the Purchase and Sale Termination Date, all of such Originator's right, title and interest in and to:

           (a) each Receivable of such Originator that existed and was owing to such Originator as at the closing of such Originator's business on the Closing Date;

           (b) each Receivable created by such Originator from and including the Closing Date to and including the Purchase and Sale Termination Date;

           (c) all rights to, but not the obligations under, all Related
Security;

           (d) all monies due or to become due with respect to any of the foregoing;

           (e) all books and records related to any of the foregoing; and

           (f) all collections and other proceeds of any of the foregoing (as defined in the applicable UCC) that are or were received by such Originator on or after the Closing Date, including, without limitation, all funds which either are received by such Originator, the Company or Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of Receivables, or are applied to such amounts owed by the Obligors (including, without limitation, insurance payments that an Originator or Servicer applies in the ordinary course of its business to amounts owed in respect of any Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors or any other parties directly or indirectly liable for payment of such Receivables).

All purchases and contributions hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of each Originator set forth in this Agreement and each other Transaction Document. No obligation or liability to any Obligor on any Receivable is intended to be assumed by the Company hereunder, and any such assumption is expressly disclaimed. The Company's foregoing commitment to purchase and accept as capital contributions Receivables and the proceeds and rights described in CLAUSES (C) through (F) (collectively, the "RELATED RIGHTS") is herein called the "PURCHASE Facility."



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           Section 1.2 TIMING OF PURCHASES AND CONTRIBUTIONS.

           (a) CLOSING DATE PURCHASES. Each Originator's entire right, title and interest in (i) each Receivable that existed and was owing to such Originator as at the Closing Date and (ii) all Related Rights automatically shall be deemed to have been sold (with respect to Eligible Accounts) or contributed (with respect to Ineligible Accounts) to the Company on the Closing Date.

           (b) REGULAR PURCHASES AND CONTRIBUTIONS. After the Closing Date, until the Purchase and Sale Termination Date, each Receivable (and the Related Rights) created by each Originator shall be deemed to have been sold (with respect to Eligible Accounts) or contributed (with respect to Ineligible Accounts) to the Company immediately (and without further action) upon the creation of such Receivable.

           Section 1.3 CONSIDERATION FOR PURCHASES. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make Purchase Price payments to the respective Originators and record capital contributions by the respective Originators in accordance with ARTICLE III.

           Section 1.4 PURCHASE AND SALE TERMINATION DATE. The "PURCHASE AND SALE TERMINATION DATE" shall be the earliest to occur of (a) the date of the termination of this Agreement pursuant to SECTION 8.2 and (b) the date the Loan and Security Agreement has been terminated and all Obligations under the Loan and Security Agreement have been paid in full.

           Section 1.5 INTENTION OF THE PARTIES. It is the express intent of the parties hereto that the transfers of the Receivables and Related Rights by each Originator to the Company, as contemplated by this Agreement be, and be treated as, sales (with respect to Eligible Accounts) and contributions (with respect to Ineligible Accounts), and not as secured loans secured by the Receivables and Related Rights. If, however, notwithstanding the intent of the parties, such transactions are deemed to be loans, the parties agree that on the date hereof, the Originator hereby grants to the Company a first priority security interest in all of such Originator's right, title and interest in and to the Receivables and the Related Rights now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto, and all proceeds thereof, to secure all of such Originator's obligations hereunder (which rights and security interest will be assigned to the Agent and the Lenders in accordance with SECTION 10.11 and the Loan and Security Agreement).

                                   Article II

                                    Reporting

           Section 2.1 PURCHASE REPORT. On the Closing Date and on each Tuesday thereafter (by the close of business on such day), or if any Tuesday is not a Business Day on the immediately following Business Day (by the close of business on such day), the Servicer shall deliver to the Company, the Agent and each Originator a report in substantially the form of EXHIBIT A (each such report being herein called a "PURCHASE REPORT") with respect to the matters set forth therein and the Company's purchases or contributions of Receivables from each Originator that are to be made on the Closing Date or that were made during the preceding week, as applicable.



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                                  Article III

                   CONTRIBUTION AND PAYMENT OF PURCHASE PRICE

           Section 3.1 INITIAL PURCHASE PRICE PAYMENT; CONTRIBUTION.

           (a) On the terms and subject to the conditions set forth in this Agreement, the Company agrees with each Originator, with respect to the purchase of Eligible Accounts from such Originator on the Closing Date, to (a) pay to such Originator an amount (PRO RATA, by Market Value, among each Originator transferring Eligible Accounts on such day) equal to 85% of the Market Value of such Eligible Accounts in cash and (b) issue to such Originator a promissory note with an initial principal balance equal to 15% of the Market Value of such Eligible Accounts in the form of EXHIBIT B (each such promissory note, as it may be amended, supplemented, indorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, being herein called a "COMPANY NOTE" or a "SUBORDINATE Note"). The cash payment amount for any Eligible Account PLUS the initial principal balance of any Company Note issued (or the increase in principal balance pursuant to SECTION 3.2) in exchange for such Receivable (which amount shall equal the Market Value of such Eligible Account) shall be referred to herein as the "PURCHASE PRICE" for such Eligible Account.

           (b) On the terms and subject to the conditions set forth in this Agreement, the Company agrees with each Originator, with respect to the transfer of Ineligible Accounts from such Originator on the Closing Date, such transfer shall be deemed an assignment and conveyance constituting a capital contribution by such Originator to the Company in an amount equal to the Contribution Amount of such Ineligible Accounts.

           (c) In the event that, on the Closing Date, the Company has insufficient borrowing capacity under the Loan and Security Agreement to purchase all of the Eligible Accounts in accordance with SUBSECTION (A) above, then any Eligible Account not purchased in accordance with such subsection shall be transferred to the Company by the applicable Originator and shall be deemed an assignment and conveyance constituting a capital contribution by such Originator to the Company in an amount equal to the Contribution Amount of such Eligible Account.

           Section 3.2 SUBSEQUENT PURCHASE PRICE PAYMENTS; SUBSEQUENT CONTRIBUTIONS.

           (a) On each Payment Date falling after the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Company shall, with respect to the Eligible Accounts generated by each Originator on such day, take the following actions:

(i) FIRST, the Market Value of each Eligible Account shall be paid to each Originator (PRO RATA, by Market Value, among each Originator) equal to 85% of the Market Value of such Eligible Account in cash; and

(ii) SECOND, the principal amount outstanding under the Company Note issued to each Originator shall be increased by an amount equal to 15% of the Market Value of such Eligible Account;

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PROVIDED, HOWEVER, that no Eligible Accounts shall be transferred to the
Company, and the Company shall not purchase any Eligible Accounts, on any Payment Date on which the Company has insufficient funds to purchase all the Eligible Accounts available for purchase on such Payment Date (and all Eligible Accounts available for purchase and not purchased on prior Payment Dates).

           (b) Servicer shall make all appropriate record keeping entries with respect to Company Notes or otherwise to reflect the foregoing payments and Servicer's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on any Company Note at any time. Furthermore, Servicer shall hold the Company Notes for the benefit of the Originators. Each Originator hereby irrevocably authorizes Servicer to mark the Company Notes "CANCELLED" and to return such Company Notes to the Company upon the final payment thereof after the occurrence of the Purchase and Sale Termination Date.

           (c) On each Payment Date falling after the Closing Date, on the terms and subject to the conditions set forth in this Agreement, each Originator shall, with respect to the Ineligible Accounts generated by such Originator on such day, make an assignment and conveyance constituting a capital contribution by such Originator to the Company of such Ineligible Accounts in an amount equal to the Contribution Amount of such Ineligible Accounts.

           Section 3.3 SETTLEMENT AS TO SPECIFIC RECEIVABLES AND DILUTION.

           (a) If (i) on the day of purchase of any Eligible Account from an Originator hereunder, any of the representations or warranties of such Originator set forth in any Transaction Document is not true with respect to such Receivable or the Agent, the Company or any other party discovers that such Receivable otherwise did not qualify as an Eligible Account on its day of purchase or (ii) as a result of any action or inaction of such Originator, on any day any representations or warranties set forth in SECTION 5.12(B) is no longer true with respect to such a Receivable, then, in each case, the Purchase Price with respect to such Eligible Account shall be reduced to zero and shall be accounted to Originator as provided in SUBSECTION (C) below.

           (b) If, on any day, the Outstanding Balance of any Receivable purchased or contributed hereunder is reduced or adjusted as a result of any defective, rejected or returned goods or services, or any discount or other adjustment (except for any adjustment based on insolvency, bankruptcy or other credit deterioration of the Account Debtor) made by Originator, the Company or Servicer or any setoff or dispute between such Originator or the Servicer and an Obligor as indicated on the books of the Company (or, for periods prior to the Closing Date, the books of such Originator), in each case except for discounts described in the definition of "Outstanding Balance" previously accounted for under such definition, then the Market Value or the Contribution Amount, as applicable, with respect to such Receivable shall be reduced by the amount of such net reduction and shall be accounted to such Originator as provided in SUBSECTION (D) below.

           (c) Any reduction in the Purchase Price of any Eligible Account pursuant to SUBSECTION (A) above shall be applied as a credit for the account of the Company against the Purchase Price of Eligible Accounts subsequently purchased by the Company from such Originator hereunder; PROVIDED, HOWEVER, if there have been no purchases of Eligible Accounts from such Originator (or insufficiently large purchases of Eligible Accounts) to create a Purchase Price sufficient to so apply such credit against, then:

(i) 85% of the amount of such credit shall be paid in cash to the Company by such Originator in the manner and for application as described in the following proviso;

(ii) 15% of the amount of such credit shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Company Note payable to such Originator; and

(iii) the Contribution Amount of such Receivable shall be deemed to be a capital contribution from the Originator to the Company;

PROVIDED that the amount of any such credit shall be paid by such Originator to the Company by deposit in immediately available funds into the relevant Cash Management Account for application by Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.

           (d) Any reduction in the Market Value or Contribution Amount of any Receivable pursuant to SUBSECTION (B) above shall be applied as a credit for the account of the Company against the Market Value or Contribution Amount, as applicable, of Receivables subsequently purchased or contributed by the Company from such Originator hereunder, as applicable; PROVIDED, HOWEVER if there have been no purchases or contributions of Receivables from such Originator (or insufficiently large purchases or contributions of Receivables) to create a Market Value or Contribution Value sufficient to so apply such credit against, then:

(i) 85% of the amount of such credit in Market Value, in the case of an Eligible Account, shall be paid in cash to the Company by such Originator in the manner and for application as described in the following proviso;

(ii) 15% of the amount of such credit in Market Value, in the case of an Eligible Account, shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Company Note payable to such Originator; and

(iii) the reduction in the Contribution Amount of such Receivable, in the case of an Ineligible Account, shall be deemed to be a reduction of the Originator's capital in the Company;

PROVIDED that the amount of any such credit shall be paid by such Originator to the Company by deposit in immediately available funds into the relevant Cash Management Account for application by Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.

           (e) Each Purchase Report (other than the Purchase Report delivered on the Closing Date) shall include, in respect of the Receivables previously generated by each Originator, a calculation of the aggregate reductions in Purchase Price or Market Value described in SUBSECTION (A) or (B) relating to such Receivables since the last Purchase Report delivered hereunder, as indicated on the books of the Company (or, for such period prior to the Closing Date, the books of Originator).

                                   Article IV

                             CONDITIONS OF PURCHASES

           Section 4.1 CONDITIONS PRECEDENT (OR CONCURRENT) TO INITIAL PURCHASE. The initial purchase and contribution hereunder is subject to the condition precedent (or concurrent) that the Servicer (on the Company's behalf), shall have received, with a copy delivered to the Agent, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form and substance satisfactory to the Agent and the Servicer (acting on the Company's behalf):

           (a) An Originator Assignment Certificate in the form of EXHIBIT C from each Originator, duly completed, executed and delivered by such Originator;

           (b) A copy of the resolutions of the Board of Directors of each Originator approving the Transaction Documents to be delivered by it and the transactions contemplated hereby and thereby, certified by the respective Secretary or Assistant Secretary of each Originator;

           (c) Good standing certificates for each Originator issued as of a recent date acceptable to Servicer by the Secretary of State of the jurisdiction of such Originator's incorporation and the jurisdiction where such Originator's chief executive office is located;

           (d) A certificate of the Secretary or Assistant Secretary of each Originator certifying the names and true signatures of the officers authorized on such Person's behalf to sign the Transaction Documents to be delivered by it (on which certificate Servicer and the Company may conclusively rely until such time as Servicer shall receive from such Person a revised certificate meeting the requirements of this SUBSECTION (D));

           (e) The certificate or articles of incorporation or other organizational document of each Originator, duly certified by the Secretary of State of the jurisdiction of such Originator's incorporation as of a recent date acceptable to Servicer, together with a copy of the by-laws of such Originator, each duly certified by the Secretary or an Assistant Secretary of such Originator;

           (f) Originals of the proper financing statements (Form UCC-1) that name each Originator as the assignor and the Company as the assignee (and the Agent, as assignee of the Company) of the Receivables generated by such Originator as may be necessary or, in Servicer's or the Agent's opinion, desirable under the UCC of all appropriate jurisdictions to perfect the Company's ownership interest (or security interest) in all Receivables and such other rights, accounts, instruments and moneys (including, without limitation, Related Security) in which an ownership or security interest may be assigned to it hereunder;

           (g) A written search report from a Person satisfactory to Servicer listing all effective financing statements that name any Originator as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to the foregoing SUBSECTION (F), and in all other jurisdictions requested by the Agent, together with copies of such financing statements (none of which, except for those described in the foregoing SUBSECTION (F), shall cover any Receivable or any Related Rights) which is to be sold to the Company hereunder, and tax and judgment lien search reports from a Person satisfactory to Servicer showing no evidence of such liens filed against any Originator;

           (h) A favorable opinion of King & Spalding, counsel to the Originators, in form and substance satisfactory to Servicer and the Agent;

           (i) A Company Note in favor of each Originator, duly executed by the Company;

           (j) The Servicing Agreement, dated the date hereof, among the Servicer, the Company and the Agent, duly executed by the Servicer, the Company and the Agent;

           (k) The Loan and Security Agreement, duly executed by the Agent, the Lenders and the Company, provided that all of the conditions precedent to the initial Advance have been satisfied in accordance with the terms thereof;

           (l) The Existing Credit Agreement, duly executed by the parties thereto; and

           (m) A certificate from an officer of each Originator to the effect that Servicer and each Originator have placed on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on each subsequent, data processing report that it generates which are of the type that a proposed purchaser or lender would use to evaluate the Receivables, the following legend (or the substantive equivalent thereof): "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD OR CONTRIBUTED TO FOSTER WHEELER FUNDING LLC, PURSUANT TO A PURCHASE, SALE AND CONTRIBUTION AGREEMENT, DATED AS OF AUGUST 15, 2002, AMONG FOSTER WHEELER CAPITAL & FINANCE CORPORATION, THE ORIGINATORS NAMED THEREIN AND FOSTER WHEELER FUNDING LLC; AND A SECURITY INTEREST IN THE RECEIVABLES DESCRIBED HEREIN HAS BEEN GRANTED TO FOOTHILL CAPITAL CORPORATION, AS AGENT, PURSUANT TO A LOAN AND SECURITY AGREEMENT, DATED AS OF AUGUST 15, 2002 AMONG FOSTER WHEELER FUNDING LLC, THE LENDERS NAMED THEREIN AND FOOTHILL CAPITAL CORPORATION, AS AGENT."

           Section 4.2 CERTIFICATION AS TO REPRESENTATIONS AND WARRANTIES. Each Originator, by accepting the Purchase Price and capital credit related to each purchase and contribution of Receivables generated by such Originator, shall be deemed to have acknowledged the sale and contribution of the Receivables to the Company and shall be deemed to have certified that the representations and warranties contained in ARTICLE V are true and correct on and as of such day, with the same effect as though made on and as of such day.

                                   Article V

                REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS

           In order to induce the Company to enter into this Agreement and to make purchases and accept contributions hereunder, each Originator hereby makes with respect to itself the representations and warranties set forth in this
ARTICLE V.

           Section 5.1 ORGANIZATION AND GOOD STANDING. Such Originator has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

           Section 5.2 DUE QUALIFICATION. Such Originator is duly licensed or qualified to do business as a foreign corporation in good standing in the jurisdiction where its chief executive office is located and in all other jurisdictions in which (a) the ownership or lease of its property or the conduct of its business requires such licensing or qualification and (b) the failure to be so licensed or qualified would be reasonably likely to have a Material Adverse Effect.

           Section 5.3 POWER AND AUTHORITY; DUE AUTHORIZATION. Such Originator has (a) all necessary power, authority and legal right (i) to execute and deliver, and perform its obligations under, each Transaction Document to which it is a party and (ii) to generate, own, sell and assign Receivables on the terms and subject to the conditions herein and therein provided; and (b) duly authorized such execution and delivery and such sale and assignment and the performance of such obligations by all necessary corporate action.

           Section 5.4 VALID SALE; BINDING OBLIGATIONS. Each sale made by such Originator pursuant to this Agreement shall constitute a valid sale, transfer, and assignment of Receivables to the Company, enforceable against creditors of, and purchasers from, such Originator; and assuming its enforceability against each of the other parties thereto, this Agreement constitutes, and each other Transaction Document to be signed by such Originator, when duly executed and delivered, will constitute, a legal, valid, and binding obligation of such Originator, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

           Section 5.5 NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof or thereof, will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under (1) such Originator's articles or certificate of incorporation or by-laws, or (ii) any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it is bound, (b) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than the Transaction Documents, or (c) violate any law or any order, rule, or regulation applicable to it of any court or of any state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or any of its properties.

           Section 5.6 PROCEEDINGS. There is no action, suit, proceeding or investigation pending before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality (a) asserting the invalidity of any Transaction Document, (b) seeking to prevent the issuance of such Originator's Originator Assignment Certificate or the consummation of any of the transactions contemplated by any Transaction Document, or (c) except as set forth in the most recent Form 10-Q quarterly reports and Form 10-K annual report of the Parent or FW LLC and in Schedule 5.6 to the Loan and Security Agreement, which if decided adversely to any Originator or the Company could reasonably be expected to have a Material Adverse Effect.

           Section 5.7 BULK SALES ACTS. No transaction contemplated hereby requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

           Section 5.8 GOVERNMENT APPROVALS. Except for the filing of the UCC financing statements referred to in ARTICLE IV, all of which, at the time required in ARTICLE IV, shall have been duly made and shall be in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for such Originator's due execution, delivery and performance of any Transaction Document to which it is a party.

           Section 5.9 FINANCIAL CONDITION.

           (a) MATERIAL ADVERSE CHANGE. Since the date of the latest financial statements submitted to the Lender Group, under the Loan and Security Agreement, on or before the Closing Date, no event has occurred that has had, or is reasonably likely to have, a Material Adverse Effect, except as set forth in
Schedule 5.7 to the Loan and Security Agreement.

           (b) SOLVENT. Assuming the consummation of the Existing Credit Agreement, on the date hereof, and on the date of each purchase and contribution hereunder (both before and after giving effect to such purchase and contribution), such Originator shall be Solvent.

           Section 5.10 LICENSES AND CONTINGENT LIABILITIES. Such Originator has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain would be reasonably likely to have a Material Adverse Effect,

           Section 5.11 MARGIN REGULATIONS. No use of any funds acquired by such Originator under this Agreement will conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

           Section 5.12 QUALITY OF TITLE.

           (a) Each Receivable of such Originator (together with the Related Rights with respect to such Receivable) which is to be sold or contributed to the Company hereunder is or shall be owned by such Originator, free and clear of any Adverse Claim, except as provided herein and in the Loan and Security Agreement. Whenever the Company makes a purchase or receives a capital contribution hereunder, it shall have acquired and shall continue to have maintained a valid and perfected ownership interest (free and clear of any Adverse Claim) in all Receivables generated by such Originator and all Collections related thereto, and in such Originator's entire right, title and interest in and to the Related Rights with respect thereto.

           (b) No effective financing statement or other instrument similar in effect covering any Receivable generated by such Originator or any Related Rights is on file in any recording office except such as may be filed in favor of the Company (and assigned to the Agent) in accordance with this Agreement or in favor of the Agent in accordance with the Loan and Security Agreement.

           (c) Unless otherwise identified to the Company on the date of the purchase or contribution hereunder, each Receivable purchased or contributed hereunder is on the date of purchase or contribution an Eligible Account.

           Section 5.13 ACCURACY OF INFORMATION. All factual written information heretofore or contemporaneously furnished (and prepared) by such Originator to the Company or the Agent for purposes of or in connection with any Transaction Document or any transaction contemplated hereby or thereby is, and all other such factual written information hereafter furnished (and prepared) by such Originator to the Company or the Agent pursuant to or in connection with any Transaction Document will be, when taken as a whole, true and accurate in every material respect on the date as of which such information is dated or certified.

           Section 5.14 OFFICES. Such Originator's principal place of business and chief executive office is located at the address set forth under such Originator's signature hereto, and the offices where such Originator keeps all its books, records and documents evidencing its Receivables, the related Contracts and all other agreements related to such Receivables are located at the addresses specified in EXHIBIT D. Such Originator's jurisdiction of incorporation is specified in EXHIBIT D.

           Section 5.15 TRADE NAMES. Such Originator does not use any trade name other than its actual corporate name and the trade names set forth in EXHIBIT E. From and after the date that fell five (5) years before the date hereof, except as set forth in EXHIBIT E, such Originator has not been known by any legal name other than its corporate name as of the date hereof, nor has such Originator been the subject of any merger or other corporate reorganization.

           Section 5.16 TAXES. Such Originator has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

           Section 5.17 COMPLIANCE WITH APPLICABLE LAWS. Such Originator is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities, a breach of any of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

           Section 5.18 RELIANCE ON SEPARATE LEGAL IDENTITY. Such Originator acknowledges that the Agent and the Lenders are entering into the Loan and Security Agreement in reliance upon the Company's identity as a legal entity separate from any Originator.

                                   Article VI

                          COVENANTS OF THE ORIGINATORS

           Section 6.1 AFFIRMATIVE COVENANTS. From the date hereof until the first day following the Purchase and Sale Termination Date, each Originator will, unless the Agent and the Company shall otherwise consent in writing:

           (a) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to the Receivables generated by it and the Contracts and other agreements related thereto except where the failure to so comply would not materially and adversely affect the collectibility of such Receivables or the rights of the Company hereunder.

           (b) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would be reasonably likely to have a Material Adverse Effect; PROVIDED that nothing in this SECTION 6.1(B) shall prevent any Originator from consummating any transaction otherwise permitted under SECTION 6.3(E).

           (c) RECEIVABLES REVIEWS. (i) At any time and from time to time during regular business hours, and upon reasonable prior notice permit the Company, the Servicer, the Agent, the Lenders or their respective agents, or representatives,
(A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in possession or under the control of such Originator relating to Receivables, including, without limitation, the related Contracts and purchase orders and other agreements related thereto, and (B) to visit the offices and properties of such Originator for the purpose of examining such materials described in CLAUSE
(I)(A) next above, and to discuss matters relating to Receivables originated by it or the performance hereunder with any of the officers or employees of such Originator having knowledge of such matters, and (ii) without limiting the foregoing CLAUSE (I) above, from time to time on request of the Agent, permit certified public accountants or other auditors acceptable to the Company and the Agent to conduct, at the Company's expense, a review of such Originator's books and records with respect to such Receivables, PROVIDED that, so long as no Default or Event of Default (each as defined in the Loan and Security Agreement) shall have occurred and be continuing, (A) the Company shall not be responsible for the costs of more than four (4) such reviews in any calendar year and (B) such reviews shall be conducted during normal business hours. In addition, the Agent and each Lender shall have the rights set forth under Section 4.6 of the Loan and Security Agreement.

           (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate reords evidencing Receivables it generates in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of such Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable).

           (e) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. Timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts and all other agreements related to the Receivables that it generates.

           (f) LOCATION OF RECORDS. Keep its principal place of business and chief executive office, and the offices where it keeps its records concerning or related to Receivables, at the address(es) referred to in EXHIBIT D or, upon 30 days' prior written notice to the Company and the Agent, at any other locations reasonably acceptable to the Company and the Agent.

           (g) CREDIT AND COLLECTION POLICIES. Comply in all material respects with its Credit and Collection Policy in connection with the Receivables that it generates and all Contracts and other agreements related thereto.

           (h) JURISDICTION OF INCORPORATION. Keep its jurisdiction of incorporation at the address referred to as such in Exhibit D.

           Section 6.2 REPORTING REQUIREMENTS. From the date hereof until the first day following the Purchase and Sale Termination Date, each Originator will, unless Servicer (on behalf of the Company) shall otherwise consent in writing, furnish to the Company and the Agent:

           (a) PURCHASE AND SALE TERMINATION EVENTS. As soon as possible after knowledge of the occurrence of, and in any event within three Business Days after knowledge of the occurrence of each Purchase and Sale Termination Event or each Unmatured Purchase and Sale Termination Event in respect of such Originator, the statement of the chief financial officer or chief accounting officer of such Originator describing such Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event and the action that such Originator proposes to take with respect thereto, in each case in reasonable detail;

           (b) PROCEEDINGS. As soon as possible and in any event within three Business Days after such Originator otherwise has knowledge thereof, written notice of litigation, investigation or proceeding of the type described in
SECTION 5.6 not previously disclosed to the Company; and

           (c) OTHER. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise, of such Originator or the Company, including any reports or information required or permitted to be requested under the Loan and Security Agreement, as the Company or the Agent may from time to time reasonably request in order to protect the interests of the Company or the Agent under or as contemplated by the Transaction Documents.

           Section 6.3 NEGATIVE COVENANTS. From the date hereof until the date following the Purchase and Sale Termination Date, each Originator agrees that, unless the Servicer (on behalf of the Company) and the Agent (on behalf of the Lenders) shall otherwise consent in writing, it shall not:

           (a) SALES, LIENS, ETC. Except as otherwise provided herein or in any other Transaction Document, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable or related Contract or Related Security, or any interest therein, or any Collections thereon, or assign any right to receive income in respect thereof.

           (b) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise permitted under Section 7.10 of the Loan and Security Agreement, extend, amend or otherwise modify the terms of any Receivable in any material respect generated by it, or amend, modify or waive, in any material respect, any term or condition of any Contract related thereto (which term or condition relates to payments under, or the enforcement of, such Contract).

           (c) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Make any change in the character of its business or materially alter its Credit and Collection Policy, which change would, in either case, materially adversely impair the collectibility of the Receivables generated by it.

           (d) RECEIVABLES NOT TO BE EVIDENCED BY PROMISSORY NOTES. Take any action to cause or permit any Receivable generated by it to become evidenced by any "instrument" or "chattel paper" (as defined in the applicable UCC) unless such instrument is delivered to the Agent.

           (e) MERGERS, ACQUISITIONS, SALES, ETC. (i) Be a party to any merger or consolidation, except a merger or consolidation among two or more Originators, or (ii) directly or indirectly sell, transfer, assign, convey or lease (A) whether in one or a series of transactions, all or substantially all of its assets, except to another Originator, or (B) any Receivables or any interest therein (other than pursuant to this Agreement).

           Section 6.4 CASH MANAGEMENT BANKS. Make any changes in its instructions to Obligors regarding Collections or add or terminate any Cash Management Bank except in accordance with Section 2.7 of the Loan and Security Agreement.

           Section 6.5 ACCOUNTING FOR PURCHASES. Account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as sales and contributions of the Receivables and Related Rights by such Originator to the Company.

           Section 6.6 TRANSACTION DOCUMENTS. Enter into, execute, deliver or otherwise become bound by any agreement, instrument, document or other arrangement that restricts the right of such Originator to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Documents.

                                  Article VII

                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                           RESPECT OF THE RECEIVABLES

           Section 7.1 RIGHTS OF THE COMPANY. Each Originator hereby authorizes the Company, Servicer, the Agent or their respective designees, after the occurrence of a Purchase and Sale Termination Event or an Unmatured Purchase and Sale Termination Event), to take any and all steps in such Originator's name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables, including, without limitation, indorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment. Notwithstanding anything herein to the contrary, if at any time, the Company, the Servicer or the Agent desires to exercise its rights under this
SECTION 7.1, the Company, the Servicer or the Agent, as the case may be, shall direct the applicable Originator to take any and all steps described in the prior sentence; PROVIDED, that if such applicable Originator fails to take such steps the Company, the Servicer, the Agent or the their respective designees (at the applicable, Originator's expense) may take such steps.

           Section 7.2 RESPONSIBILITIES OF EACH ORIGINATOR. Anything herein to the contrary notwithstanding:

           (a) COLLECTION PROCEDURES. Each Originator agrees to direct its respective Obligors to make payments of Receivables directly to a post office box related to the relevant Cash Management Account at a Cash Management Bank in accordance with the Loan and Security Agreement. Each Originator further agrees to transfer any Collections that it receives directly to Servicer (for the Company's account) within one (1) Business Day of receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Company and shall be maintained and segregated separate and apart from all other funds and monies of such Originator until transfer of such Collections to Servicer.

           (b) Each Originator shall perform its obligations hereunder, and the exercise by the Company or its designee of its rights hereunder shall not relieve such Originator from such obligations.

           (c) None of the Company, Servicer or the Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Company, Servicer, Lenders or the Agent be obligated to perform any of the obligations of any Originator thereunder.

           (d) Each Originator hereby grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Originator all steps necessary or advisable to indorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Company (whether or not from such Originator) in connection with any Receivable.

           Section 7.3 FURTHER ACTION EVIDENCING PURCHASES. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Company, the Servicer or the Agent may reasonably request that are necessary or desirable in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by, or contributed to, the Company hereunder, or to enable the Company, the Servicer or the Agent to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Company, the Servicer or the Agent, each Originator will:

           (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

           (b) mark the master data processing records that evidence or list (i) such Receivables and (ii) related Contracts with the legend set forth in SECTION 4.1(J).

           Each Originator hereby authorizes the Company, the Servicer, the Agent or any of their designees to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Rights now existing or hereafter generated by such Originator. If any Originator fails to perform any of its agreements or obligations under this Agreement, the Company, the Servicer, the Agent or their designees may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Company, the Servicer, the Agent or their designees incurred in connection therewith shall be payable by such non-performing Originator as provided in SECTION 9.1.

           Section 7.4 APPLICATION OF COLLECTIONS. Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Company, the Servicer or the Agent, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder before being applied to any other indebtedness of such Obligor.

                                  Article VIII

                      PURCHASE AND SALE TERMINATION EVENTS

           Section 8.1 PURCHASE AND SALE TERMINATION EVENTS. Each of the following events or occurrences described in this SECTION 8.1 shall constitute a "PURCHASE AND SALE TERMINATION EVENT":

           (a) An Event of Default (as defined in the Loan and Security Agreement) shall have occurred; PROVIDED that in the event that an Event of Default shall have occurred and be continuing solely by reason of the occurrence of a Single Originator Default and the Agent and Lenders shall have waived such Event of Default in accordance with the Loan and Security Agreement, such Purchase and Sale Termination Event shall also be deemed waived automatically without any further action; or

           (b) Any Originator shall fail to make any payment or deposit to be made by it hereunder when due and such failure shall remain unremedied for three Business Days; or

           (c) Any representation or warranty made or deemed to be made by any Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Documents or any other information or report delivered pursuant hereto or thereto shall prove to have been false or incorrect in any material respect when made or deemed made; or

           (d) Any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and such failure shall remain unremedied for five Business Days after written notice thereof shall have been given by Servicer to such Originator; or

           (e) The Company shall fail to have sufficient funds to make a payment to purchase any Eligible Accounts within three (3) Business Days of such Eligible Accounts being available for purchase by the Company.

           Section 8.2 REMEDIES.

           (a) OPTIONAL TERMINATION. Upon the occurrence of a Purchase and Sale Termination Event, the Agent (and not the Company or the Servicer) shall have the option by notice to the Originators (with a copy to the Company or the Servicer) to declare the Purchase and Sale Termination Date to have occurred.

           (b) REMEDIES CUMULATIVE. Upon any termination of the Purchase Facility pursuant to SECTION 8.2 (A), the Company shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing, the occurrence of the Purchase and Sale Termination Date shall not deny the Company any remedy in addition to termination of the Purchase Facility to which the Company may be otherwise appropriately entitled, whether at law or equity. Upon any termination of the Purchase Facility pursuant to SECTION 8.2
(A), the Company will exercise any of the rights and remedies described in this
SECTION 8.2(B) only at the direction of, or with the consent of, the Agent.

                                   Article IX

                                 INDEMNIFICATION

           Section 9.1 INDEMNITIES BY THE ORIGINATORS. Without limiting any other rights which the Company may have hereunder or under applicable law, each Originator, severally and for itself alone, hereby agrees to indemnify the Company, the Agent, the Lenders and each of their respective officers, directors, members, employees and administrators (each of the foregoing Persons being individually called a "PURCHASE AND SALE INDEMNIFIED PARTY"), forthwith on demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively called "PURCHASE AND SALE INDEMNIFIED AMOUNTS") awarded against or actually incurred by any of them to the extent arising out of or as a result of the failure of such Originator to perform its obligations under this Agreement, any other Transaction Document or arising out of the claims asserted against a Purchase and Sale Indemnified Party relating to the transactions contemplated herein or therein or the use of proceeds thereof or therefrom, EXCLUDING, HOWEVER, (i) Purchase and Sale Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Purchase and Sale Indemnified Party, (ii) any indemnification which has the effect of recourse for non-payment of the Receivables to any indemnitor (except as otherwise specifically provided under this SECTION 9.1) and (iii) any tax based upon or measured by net income or gross receipts. Without limiting the foregoing, each Originator, severally and for itself alone, indemnifies each Purchase and Sale Indemnified Party for Purchase and Sale Indemnified Amounts relating to or resulting from:

           (a) the transfer by such Originator of an interest in any Receivable to any Person other than the Company;

           (b) the breach of any representation or warranty made by such Originator (or any of its officers) under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by such Originator pursuant hereto or thereto which shall have been false or incorrect in any material respect when made or deemed made;

           (c) the failure by such Originator to comply with any applicable law, rule or regulation with respect to any Receivable generated by such Originator or the related Contract, or the nonconformity of any Receivable generated by such Originator or the related Contract with any such applicable law, rule or regulation;

           (d) the failure to vest and maintain vested in the Company an ownership interest in the Receivables generated by such Originator free and clear of any Adverse Claim, other than an Adverse Claim arising solely as a result of an act of the Company, whether existing at the time of the purchase or contribution of such Receivables or at any time thereafter;

           (e) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or purported Receivables generated by such Originator, whether at the time of any purchase or contribution or at any subsequent time;

           (f) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable or purported Receivable generated by such Originator (including, without limitation, a defense based on such Receivable's or the related Contracts' not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the services related to any such Receivable or the furnishing of or failure to furnish such services;

           (g) any product liability claim arising out of or in connection with services that are the subject of any Receivable generated by such Originator; and

           (h) any tax or governmental fee or charge (other than any tax excluded pursuant to CLAUSE (III) in the proviso to the preceding sentence), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase, contribution or ownership of the Receivables generated by such Originator or any Related Security connected with any such Receivables.

           If for any reason the indemnification provided above in this SECTION
9.1 is unavailable to a Purchase and Sale Indemnified Party or is insufficient to hold such Purchase and Sale Indemnified Party harmless, then each of the Originators, severally and for itself alone, shall contribute to the amount paid or payable by such Purchase and Sale Indemnified Party to the maximum extent permitted under applicable law.

           Notwithstanding anything herein to the contrary, (i) the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectibility or payment of any Receivable conveyed hereunder; and (ii) nothing in this SECTION 9.1 shall require any Originator to indemnify any Indemnified Party for any Receivable which is not collected, not paid or otherwise uncollectible on account of the insolvency, bankruptcy, creditworthiness or financial inability to pay of the applicable Obligor. The agreements in this
SECTION 9.1 shall survive the collection of all Receivables, the termination of this Agreement and the payment of all amounts payable hereunder.

                                   Article X

                                  MISCELLANEOUS

           Section 10.1 AMENDMENTS, ETC.

           (a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by (i) the Company, the Servicer, the Agent and the Originators (with respect to an amendment) or (ii) by the Company, the Servicer and the Agent (with respect to a waiver or consent by the Company).

           (b) No failure or delay on the part of the Company, the Servicer, the Agent, any Originator or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company, the Servicer or any Originator in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Company, the Servicer or the Agent under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

           (c) The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

           Section 10.2 NOTICES, ETC. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage-prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (i) if personally delivered, when received, (ii) if sent by certified mail three (3) Business Days after having been deposited in the mail, postage prepaid, and (iii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

           Section 10.3 NO WAIVER; CUMULATIVE REMEDIES. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Originator hereby authorizes the Company, at any time and from time to time, to the fullest extent permitted by law, to setoff, against any obligations of such Originator to the Company arising in connection with the Transaction Documents (including without limitation amounts payable pursuant to SECTION 9.1) that are then due and payable or that are not then due and payable but are accruing, any and all indebtedness at any time owing by the Company to or for the credit or the account of any Originator.

           Section 10.4 BINDING EFFECT; ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the Company and each Originator and their respective successors and permitted assigns. No Originator may assign any of its rights hereunder or any interest herein without the prior written consent of the Company (which consent must be approved, and may be directed, by the Agent) except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to
ARTICLE V and the indemnification and payment provisions of ARTICLE IX and
SECTION 10.6 shall be continuing and shall survive any termination of this Agreement.

           Section 10.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

           Section 10.6 COSTS, EXPENSES AND TAXES. In addition to the obligations of the Originators under ARTICLE IX, each Originator, severally and for itself alone, agrees to pay on demand:

           (a) all reasonable costs and expenses actually incurred in connection with the enforcement of this Agreement, the Originator Assignment Certificates and the other Transaction Documents; and

           (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

           Section 10.7 SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF NEW YORK, NEW YORK OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK, NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (c) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (d) IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 10.2; AND (e) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE COMPANY' S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST FOSTER WHEELER CAPITAL, ANY ORIGINATOR OR ITS RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

           Section 10.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT (a) ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND (b) ANY PARTY HERETO (OR ANY ASSIGNEE OR THIRD PARTY BENEFICIARY OF THIS AGREEMENT) MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

           Section 10.9 CAPTIONS AND CROSS REFERENCES; INCORPORATION BY REFERENCE. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be. The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

           Section 10.10 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

           Section 10.11 ACKNOWLEDGMENT AND AGREEMENT. By execution below, each Originator expressly acknowledges and agrees that all of the Company's rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be assigned by the Company to the Agent, for the benefit of the Agent and the Lenders, pursuant to the Loan and Security Agreement, and each Originator consents to such assignment. Each of the parties hereto acknowledges and agrees that the Agent and the Lenders are third party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which any Originator is a party. Any direction or consent that may or must be given by the Company hereunder must be approved by the Agent and may be directed to be given by the Company by the Agent.

           Section 10.12 ADDITIONAL ORIGINATORS. After the Closing Date, any wholly-owned subsidiary of FWL may be added as an Originator hereunder, under the terms and conditions of this Agreement; PROVIDED, that (i) such Originator will be deemed to make all the representations and covenants made by the Originators hereunder as of the date such entity is added as an Originator hereunder, (ii) such entity must be incorporated or organized in the United States and have its primary place of business in the United States, (iii) such Originator must have a membership interest in the Company and (iv) prior notice of such additional Originator must be given to the Company and the Agent. In addition, prior to the designation of any Subject Account acquired from any such additional Originator as an "Eligible Account," the requirements set forth in the definition thereof in the Loan and Security Agreement must be satisfied.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  FOSTER WHEELER FUNDING LLC


                                  By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                  Foster Wheeler Funding LLC
                                  Perryville Corporate Park
                                  Clinton, New Jersey 08809-4000
                                  Attention:  Treasurer
                                  Telephone No.:  (908) 713-2946
                                  Facsimile No.:  (908) 713-2953


                                  ORIGINATORS:


                                   FOSTER WHEELER CONSTRUCTORS, INC.


                                   By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                   Foster Wheeler Constructors, Inc.
                                   Perryville Corporate Park
                                   Clinton, New Jersey 08809-4000
                                   Attention:  Treasurer
                                   Telephone No.:  (908) 713-2946
                                   Facsimile No.:  (908) 713-2953


                                   FOSTER WHEELER ENERGY CORPORATION


                                   By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                   Foster Wheeler Energy Corporation
                                   Perryville Corporate Park
                                   Clinton, New Jersey  08809-4000
                                   Attention:  Treasurer
                                   Telephone No.:  (908) 713-2946
                                   Facsimile No.:  (908) 713-2953

                                   FOSTER WHEELER USA CORPORATION


                                   By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                   Foster Wheeler USA Corporation
                                   Perryville Corporate Park
                                   Clinton, New Jersey  08809-4000
                                   Attention:  Treasurer
                                   Telephone No.:  (908) 713-2946
                                   Facsimile No.:  (908) 713-2953


                                   FOSTER WHEELER POWER GROUP, INC.


                                   By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                   Foster Wheeler Power Group Inc.
                                   Perryville Corporate Park
                                   Clinton, New Jersey  08809-4000
                                   Attention:  Treasurer
                                   Telephone No.:  (908) 713-2946
                                   Facsimile No.:  (908) 713-2953


                                   FOSTER WHEELER ZACK, INC.


                                   By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                   Foster Wheeler Zack, Inc.
                                   Perryville Corporate Park
                                   Clinton, New Jersey  08809-4000
                                   Attention:  Treasurer
                                   Telephone No.:  (908) 713-2946
                                   Facsimile No.:  (908) 713-2953

                                   FOSTER WHEELER ENERGY SERVICES, INC.


                                   By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                   Foster Wheeler Energy Services, Inc.
                                   Perryville Corporate Park
                                   Clinton, New Jersey  08809-4000
                                   Attention:  Treasurer
                                   Telephone No.:  (908) 713-2946
                                   Facsimile No.:  (908) 713-2953


                                   FOSTER WHEELER CAPITAL & FINANCE CORPORATION, as initial Servicer


                                   By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                   Foster Wheeler Capital & Finance Corporation
                                   Address:        Perryville Corporate Park
                                                   Clinton, NJ 08809-4000
                                   Attention:  Treasurer
                                   Telephone No.:  (908) 713-2946
                                   Facsimile No.:  (908) 713-2953

                                    EXHIBIT A

                             FORM OF PURCHASE REPORT


ORIGINATOR:                    _________________

PURCHASER:                     FOSTER WHEELER FUNDING LLC

DATE:                          _________________



I.         OUTSTANDING BALANCE OF RECEIVABLES       PURCHASED:  ________________

II.        CASH PAYMENT= $ _________________

III.       COMPANY NOTE PRINCIPAL AMOUNT ISSUANCE OR ADDITION= $ _______

IV.        CAPITAL CONTRIBUTION MARKET VALUE= $ _________________

V.         CAPITAL CONTRIBUTION CONTRIBUTION AMOUNT= $ _________________

VI. REDUCTION OF PURCHASE PRICE OF ELIGIBLE ACCOUNTS IN ACCORDANCE WITH SECTIONS 3.3(a) and (c) SINCE PRIOR PURCHASE REPORT=$ ______________

VII.       CASH PAYMENTS TO THE COMPANY FROM ORIGINATORS IN ACCORDANCE WITH
           SECTION 3.3(c) SINCE  PRIOR PURCHASE REPORT= $
           -----------------

VIII. REDUCTION OF NOTE PRINCIPAL AMOUNT IN ACCORDANCE WITH SECTION 3.3(c) SINCE PRIOR PURCHASE REPORT= $ _________________

IX. CONTRIBUTION AMOUNT FOR RECEIVABLES CONTRIBUTED PURSUANT TO SECTION 3.3(c) SINCE PRIOR PURCHASE REPORT= $ _________________

X. AGGREGATE REDUCTION OF MARKET VALUE OF ELIGIBLE ACCOUNT IN ACCORDANCE WITH SECTIONS 3.3(b) and (d) SINCE PRIOR PURCHASE
           REPORT=        $ _________________

XI.        CASH PAYMENTS TO THE COMPANY FROM ORIGINATORS IN ACCORDANCE WITH
           SECTION 3.3(d) SINCE  PRIOR PURCHASE REPORT= $
           -----------------

XII. REDUCTION OF NOTE PRINCIPAL AMOUNT IN ACCORDANCE WITH SECTION 3.3(d) SINCE PRIOR PURCHASE REPORT= $ _________________

XIII. AGGREGATE REDUCTION OF CONTRIBUTION AMOUNT OF INELIGIBLE ACCOUNT IN ACCORDANCE WITH SECTIONS 3.3(b) and (d) SINCE PRIOR
           PURCHASE REPORT=        $ _________________

                                    EXHIBIT B


                            FORM OF SUBORDINATED NOTE


                                                              New York, New York
                                                                 August 15, 2002

           FOR VALUE RECEIVED, the undersigned, Foster Wheeler Funding LLC, a Delaware limited liability company ("FWF"), promises to pay to _________________ ("Originator"), on the terms and subject to the conditions set forth herein and in the Purchase, Sale and Contribution Agreement referred to below, the aggregate non-cash portion of the purchase price of all Receivables purchased by FWF from Originator pursuant to Sections 3.1 and 3.2 of the Purchase Agreement, as such non-cash portion is shown in the records of Servicer.

           1. Purchase and Sale Agreement. This Subordinated Note is one of the Subordinated Notes described in, and is subject to the terms and conditions set forth in, that certain Purchase, Sale and Contribution Agreement of even date herewith (as the same may be amended, supplemented, amended and restated or otherwise modified in accordance with its terms, the "Purchase Agreement"), among FWF, Originator, and certain other Persons. Reference is hereby made to the Purchase Agreement for a statement of certain other rights and obligations of FWF and Originator.

           2. Definitions. Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Purchase Agreement. In addition, as used herein, the following terms have the following meanings:

           "Bankruptcy Proceedings" has the meaning set forth in clause (b) of paragraph 8 hereof.

           "Final Maturity Date" means the Payment Date immediately following the date that falls one hundred twenty one (121) days after the Purchase and Sale Termination Date.

           "Senior Creditors" means the Agent and the Lenders.

           "Senior Obligations" means the Obligations (as defined in the Loan and Security Agreement).

           "Subordination Provisions" means, collectively, clauses (a) through
(1) of paragraph 7 hereof.

           "Transaction Documents" has the meaning set forth in the Loan and Security Agreement.

           3. Interest. Subject to the Subordination Provisions set forth below, FWF promises to pay interest on the outstanding principal amount under this Subordinated Note at a rate per annum equal to the 30-day London Interbank Offered Rate ("LIBOR") plus two percent (2%), or the maximum rate permitted by law, whichever is lower. LIBOR means the average (rounded upward, if necessary, to the next whole multiple of 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered in the London interbank market at approximately 11:00 a.m. (London time) two business days before the first day of the 30 day period as reported in the Wall Street Journal, payable in arrears on the first day of each month (each, a "Payment Date"), provided that no interest shall be paid in the event that a Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event has occurred and is continuing. In the event any Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event has occurred and is continuing, such accrued interest will be capitalized by being added to the principal amount outstanding under this Subordinated Note on each Payment Date and thereafter, such capitalized interest shall accrue interest in accordance with the preceding sentence.

           4. Principal Payment Dates. Subject to the Subordination Provisions set forth below, payments of the principal amount of this Subordinated Note shall be made as follows:

           (a) the principal amount of this Subordinated Note shall be reduced by an amount equal to each payment deemed made pursuant to Section 3.3 of the Purchase Agreement; and

           (b) the entire remaining unpaid principal amount outstanding under this Subordinated Note and any Expenses (as hereinafter defined) or other amounts due and owing to Originator hereunder shall be paid on the Final Maturity Date.

Subject to the Subordination Provisions set forth below, the principal amount of and accrued interest on this Subordinated Note may be prepaid on any Business Day without premium or penalty.

           5. Payment Mechanics. All payments of principal and interest hereunder are to be made in lawful money of the United States of America.

           6. Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the Subordination Provisions set forth below and to any limitation imposed by applicable law, FWF agrees to pay all expenses, including reasonable attorneys' fees and legal expenses (collectively, "Expenses"), incurred by Originator in seeking to collect any amounts payable hereunder which are not paid when due.

           7. Subordination Provisions. FWF covenants and agrees, and Originator and any other holder of this Subordinated Note (collectively, Originator and any such other holder are called the "Holder"), by its acceptance of this Subordinated Note, likewise covenants and agrees on behalf of itself and any holder of this Subordinated Note, that the payment of the principal amount of and interest on this Subordinated Note is hereby expressly subordinated in right of payment to the payment and performance of the Senior Obligations to the extent and in the manner set forth in the following clauses of this paragraph 7:

           (a) No payment or other distribution of FWF's assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Subordinated Note except to the extent such payment or other distribution is made, in respect of interest, pursuant to paragraph 3 of this Subordinated Note, and in respect of principal, Expenses or any other amounts, pursuant to clause (a) or (b) of paragraph 4 of this Subordinated Note;

           (b) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to FWF, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of FWF or any sale of all or substantially all of the assets of FWF other than as permitted by the Purchase Agreement (such proceedings being herein collectively called "Bankruptcy Proceedings"), the Senior Obligations shall first be paid and performed in full and in cash before Originator shall be entitled to receive and to retain any payment or distribution in respect of this Subordinated Note. In order to implement the foregoing: (i) all payments and distributions of any kind or character in respect of this Subordinated Note to which Holder would be entitled except for this clause (b) shall be made directly to the Agent (for the benefit of the Senior Creditors); (ii) Holder shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of this Subordinated Note, and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Agent (for the benefit of the Senior Creditors) until the Senior Obligations shall have been paid and performed in full and in cash; and (iii) Holder hereby irrevocably agrees that the Agent, in the name of Holder or otherwise, may demand, sue for, collect and receive any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of Holder relating to this Subordinated Note, in each case until the Senior Obligations shall have been paid and performed in full and in cash;

           (c) In the event that Holder receives any payment or other distribution of any kind or character from FWF or from any other source whatsoever, in respect of this Subordinated Note, other than as expressly permitted by the terms of this Subordinated Note, such payment or other distribution shall be received in trust for the Senior Creditors and shall be turned over by Holder to the Agent (for the benefit of the Senior Creditors) forthwith. Holder will mark its books and records so as clearly to indicate that this Subordinated Note is subordinated in accordance with the terms hereof. All payments and distributions received by the Agent in respect of this Subordinated Note, to the extent received in or converted into cash, may be applied by the Agent (for the benefit of the Senior Creditors), first, to the payment of any and all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Senior Creditors in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon this Subordinated Note, and any balance thereof shall, solely as between Originator and the Senior Creditors, be applied by the Agent (for application in accordance with the terms of the Loan and Security Agreement) toward the payment of the Senior Obligations; but as between FWF and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Obligations;

           (d) Notwithstanding any payments or distributions received by the Senior Creditors in respect of this Subordinated Note, Holder shall not be subrogated to any rights of the Senior Creditors in respect of the Senior Obligations until the Senior Obligations have been paid and performed in full and in cash.

           (e) These Subordination Provisions are intended solely for the purpose of defining the relative rights of Holder, on the one hand, and the Senior Creditors on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Subordinated Note is intended to or shall impair, as between FWF, its creditors (other than the Senior Creditors) and Holder, FWF's obligation, which is unconditional and absolute, to pay Holder the principal of and interest on this Subordinated Note as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of Holder and creditors of FWF (other than the Senior Creditors);

           (f) Holder shall not, until the Senior Obligations have been paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of FWF, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Obligations, this Subordinated Note or any rights in respect hereof, (ii) convert this Subordinated Note into an equity interest in FWF, unless Holder shall have received the prior written consent of the Agent in each case, or (iii) accept or receive any lien, security interest or other encumbrance on any assets of FWF as security for any of the obligations hereunder;

           (g) Holder shall not, without the advance written consent of the Agent, commence, or join with any other Person in commencing, any Bankruptcy Proceedings or any other action or proceeding with respect to FWF until at least one year and one day shall have passed since the Senior Obligations shall have been paid and performed in full and in cash;

           (h) If, at any time, any payment (in whole or in part) of any Senior Obligation is rescinded or must be restored or returned by a Senior Creditor (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

           (i) Each of the Senior Creditors may, from time to time, at its sole discretion, without notice to Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions:
(i) retain or obtain an interest in any property to secure any of the Senior Obligations; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Obligations; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Obligations, or release or compromise any obligation of any nature with respect to any of the Senior Obligations; (iv) consent to any amendment, supplement, restatement, or other modification to any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Obligations, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property;

           (j) Holder hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Creditors; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Obligations; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Obligations, or any thereof, or any security therefor;

           (k) Each of the Senior Creditors may, from time to time, on the terms and subject to the conditions set forth in the Transaction Documents to which such Persons are party, but without notice to Holder, assign or transfer any or all of the Senior Obligations, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Obligations shall be and remain Senior Obligations for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Senior Obligations or of any interest of such assignee or transferee in the Senior Obligations shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor; and

           (l) These Subordination Provisions constitute a continuing offer from the holder of this Subordinated Note to all Persons who become the holders of, or who continue to hold, Senior Obligations; and these Subordination Provisions are made for the benefit of the Senior Creditors, and the Agent may proceed to enforce such provisions on behalf of each of such Persons.

           8. General. No failure or delay on the part of Originator or any Senior Creditor in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Subordinated Note shall in any event be effective unless (1) the same shall be in writing and signed and delivered by FWF, Holder and Agent and (ii) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

           9. Maximum Interest. Notwithstanding anything in this Subordinated Note to the contrary, FWF shall never be required to pay unearned interest on any amount outstanding hereunder and shall never be required to pay interest on the principal amount outstanding hereunder at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the "Highest Lawful Rate"). If the effective rate of interest which would otherwise be payable under this Subordinated Note would exceed the Highest Lawful Rate, or if the holder of this Subordinated Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by FWF under this Subordinated Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise by payable by FWF under this Subordinated Note shall be reduced to the amount allowed by applicable law, and (ii) any unearned interest paid by FWF or any interest paid by FWF in excess of the Highest Lawful Rate shall be refunded to FWF. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by Originator under this Subordinated Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to Originator (such Highest Lawful Rate being herein called the "Originator's Maximum Permissible Rate") shall be made, to the extent permitted by usury laws applicable to Originator (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by Originator in connection herewith. If at any time and from time to time (i) the amount of interest payable to Originator on any date shall be computed at Originator's Maximum Permissible Rate pursuant to the provisions of the foregoing sentence and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to Originator would be less than the amount of interest payable to Originator computed at Originator's Maximum Permissible Rate, then the amount of interest payable to originator in respect of such subsequent interest computation period shall continue to be computed at Originator's Maximum Permissible Rate until the total amount of interest payable to Originator shall equal the total amount of interest which would have been payable to Originator if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

           10. No Negotiation. This Subordinated Note is not negotiable.

           11. Governing Law. THIS SUBORDINATED NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK, AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

                           [Signature Page to Follow]

           12. Captions. Paragraph captions used in this Subordinated Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Subordinated Note.


                                                      FOSTER WHEELER FUNDING LLC



                                                   By:__________________________



                                                 Title:_________________________

                                    EXHIBIT C

                    FORM OF ORIGINATOR ASSIGNMENT CERTIFICATE

                        ORIGINATOR ASSIGNMENT CERTIFICATE


           Reference is made to the Purchase, Sale and Contribution Agreement of even date herewith (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "PURCHASE, SALE AND CONTRIBUTION Agreement") among the undersigned, the other Originators named therein, Foster Wheeler Funding LLC ("FWF"), and Foster Wheeler Capital & Finance Corporation, as the initial Servicer. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Purchase, Sale and Contribution Agreement or in the Loan and Security Agreement (as defined in the Purchase, Sale and Contribution Agreement), as applicable.

                     The undersigned hereby sells, assigns and transfers unto FWF and its successors and assigns all right, title and interest of the undersigned in and to:

           (a) each Receivable of the undersigned that existed and was owing to the undersigned as of the Closing Date;

           (b) each Receivable created by the undersigned from and including the Closing Date to and including the Purchase and Sale Termination Date;

           (c) all rights to, but not the obligations under, all Related
Security;

           (d) all monies due or to become due with respect thereto; and

           (e) all proceeds thereof (as defined in the New York UCC) that are or were received by the undersigned on or after the Closing Date including, without limitation, all funds which either are received by the undersigned, FWF or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of Receivables, or are applied to such amounts owed by the Obligors (including, without limitation, insurance payments that the undersigned or the Servicer applies in the ordinary course of its business to amounts owed in respect of any Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors or any other parties directly or indirectly liable for payment of such Receivables).

           This Originator Assignment Certificate is made without recourse but on the terms and subject to the conditions set forth in the Transaction Documents to which the undersigned is a party. The undersigned acknowledges and agrees that FWF and its successors and assigns are accepting this Originator Assignment Certificate in reliance on the representations, warranties and covenants of the undersigned contained in the Transaction Documents to which the undersigned is a party.

           THIS ORIGINATOR ASSIGNMENT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE PURCHASE, SALE AND CONTRIBUTION AGREEMENT AND THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

           IN WITNESS WHEREOF, the undersigned has caused this Originator Assignment Certificate to be duly executed and delivered by its duly authorized officer this ____ day of ______, 2002.




                         By:
                                   ---------------------------------------------
                                   Name:
                                   Title: